Exhibit 99.1

Risk Factors

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the Company’s registration statement on Form S-1, as amended (File No. 333-272743), initially filed with the U.S. Securities and Exchange Commission on June 16, 2023 (the “Registration Statement”). Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Statement Regarding Forward-Looking Statements” in the Registration Statement, you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described herein, in the Registration Statement or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Company

We have historically incurred significant losses, and may be unable to generate profitability. If we continue to incur significant losses, we may have to curtail our operations, which may prevent us from successfully operating and expanding our business.

Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. For the three months ended March 31, 2023 and 2022, we incurred a net loss of $971,366 and $3,089,095, respectively, and for the fiscal year ended December 31, 2022, we incurred a net loss of $13,418,814. We had stockholders’ deficit of $7,402,353 and $6,525,059 as of March 31, 2023 and December 31, 2022, respectively. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to sustain or increase our profitability on a quarterly or annual basis.

We may not achieve the perceived benefits of the Merger and the market price of our Common Stock following the Merger may decline.

The market price of our Common Stock may decline as a result of the Merger for a number of reasons, including if: investors react negatively to the prospects of the Company’s business; the effect of the Merger on the Company’s business and prospects is not consistent with the expectations of our management or of financial or industry analysts; or the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by our management or financial or industry analysts.

Our stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the Company is unable to realize the strategic and financial benefits currently anticipated from the Merger, our pre-closing stockholders will have experienced substantial dilution of their ownership interests without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the Company is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

We may require significant additional capital to fund our growing operations; we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We may not have sufficient capital to fund our future operations without significant additional capital investments, including the planned drilling of oil and gas wells. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our growth, and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to the Company, or at all.

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The Company’s ability to obtain external financing in the future may be subject to a variety of uncertainties, including its future financial condition, results of operations, cash flows and the liquidity of international capital and lending markets. In light of conditions impacting the industry, it may be more difficult for the Company to obtain equity or debt financing currently and/or in the future. Specifically, the crypto assets industry has been negatively impacted by recent events such as the bankruptcies of Compute North LLC (“Compute North”), Core Scientific Inc. (“Core Scientific”), Alameda Research LLC (“Alameda Research”), BlockFi Inc. (“BlockFi”), Celsius Network LLC (“Celsius Network”), Voyager Digital Ltd. (“Voyager Digital”), Three Arrows Capital (“Three Arrows”) and FTX Trading Ltd. (“FTX”). In response to these events, the digital asset markets, including the market for Bitcoin specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets and in Bitcoin. We may need to undertake equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing the Company to increased interest rate risks. Additionally, the restrictive covenants in the AR Debentures may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Such agreements limit our ability, among other things, to incur certain additional indebtedness, grant security interests or liens on the Company’s assets (other than certain permitted liens) and enter into any transaction involving the repurchase of shares of Common Stock, except as permitted under the AR Debentures.

We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business may be adversely affected. Our capital needs will depend on numerous factors, including, without limitation, our profitability, and the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

The cost of obtaining new cryptocurrency mining equipment is capital intensive, and may increase.

The cost of obtaining new cryptocurrency mining equipment is capital intensive, and may increase in the future. If we are unable to obtain adequate numbers of new and replacement miners at scale, we may not be able to mine cryptocurrency as efficiently or in similar amounts as our competition and, as a result, our business and financial results could suffer. The price of new miners may be linked to the market price of Bitcoin and other cryptocurrencies, and, our costs of obtaining new and replacement miners may increase, which may have a material and adverse effect on our financial condition and results of operations.

Any disruption of service experienced by Atlas or our failure to manage and maintain existing relationships or identify and engage or hire other qualified third-party service providers or employees to perform similar functions could harm our business, financial condition, operating results, cash flows and prospects.

We depend upon outside service providers who may not be available on reasonable terms as needed. On March 2, 2023, we entered into the Master Services Agreement. Pursuant to the Master Services Agreement, we engaged Atlas to provide cryptocurrency mining services for our miners at its facility in North Dakota. We are wholly reliant on Atlas to operate our miners on a daily basis. If Atlas experiences difficulty providing the services we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, it will negatively affect our ability to operate our Bitcoin mining operations. If we are unsuccessful in identifying or finding highly qualified third-party service providers or employees, if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our Bitcoin mining business and our financial condition, operating results, cash flows and prospects.

We may not have adequate sources of recovery if the cryptocurrencies held by Atlas are lost, stolen or destroyed due to third-party cryptocurrencies custodial services. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

All of the bitcoin mined by our miners at the Atlas facility are placed into a wallet under the custody and control of Atlas. Atlas will deduct a hosting service fee from the monthly total mined currency produced by our miners and remit the net mined currency to us in cash. We are reliant on Atlas’s security procedures and policies to safeguard its bitcoin. We cannot guarantee that Atlas’s security procedures will prevent any loss due to a security breach, software defect or act of God. In addition, Atlas may experience the loss of any cryptocurrencies stored in wallets under its custody and control. If such cryptocurrencies are lost, stolen or destroyed under circumstances rendering Atlas liable to a third party, it is possible that Atlas may not have the financial resources or insurance sufficient to satisfy any or all of a third party’s claims, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such cryptocurrencies. To the extent that Atlas is unable to recover on any of its claims against any such third party, such loss could have a material adverse effect on Atlas’s ability to continue operations, which could materially affect our business, financial condition and results of operations.

Bitcoin is subject to halving; and will halve several times in the future and Bitcoin value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

The primary currency for which we mine, Bitcoin, is subject to “halving.” Halving is a process incorporated into many proof-of-work consensus algorithms that reduces the coin reward paid to miners over time according to a pre-determined schedule. This reduction in reward spreads out the release of crypto assets over a long period of time resulting in an ever smaller number of coins being mined, reducing the risk of coin-based inflation. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 on November 28, 2012, at block 210,000, then again to 12.5 on July 9, 2016, at block 420,000. The most recent halving for Bitcoin happened on May 11, 2020, at block 630,000 and the reward reduced to 6.25. The next halving will likely occur in 2024. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around 2140. While Bitcoin prices have had a history of price fluctuations around the halving of their respective cryptocurrency rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. We plan to keep our operating costs low by, among other means, acquiring our own energy-producing assets and more efficient mining machines, but there can be no assurance that the price of Bitcoin will sufficiently increase upon the next halving to justify the increasingly high costs of mining for Bitcoin. If a corresponding and proportionate increase in the trading price of these cryptocurrencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

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We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth, we may have to expand our operations. Such expansion will place a significant strain on our management and our operations. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our mining operating costs could outpace our mining revenues, which could materially impact our business.

Our mining operations expenses may increase in the future, and may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could have a material adverse effect on our business, results of operations and financial condition.

Insiders have substantial control over the Company, and they could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

As of the date of this filing, our executive officers and directors, collectively beneficially own approximately 56.54% of our outstanding shares of Common Stock. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur. This may also limit your ability to influence the Company in other ways.

We rely on a small number of cryptocurrency mining equipment suppliers, and the loss of any supplier might significantly reduce our revenue and adversely affect our results of operations.

We rely on a small number of cryptocurrency mining equipment suppliers, which is essential to our cryptocurrency mining revenue. The loss of any or all of these suppliers would significantly reduce our revenue, which would have a material adverse effect on our results of operations. We can provide no assurance that these suppliers will continue to supply us cryptocurrency mining equipment in the future.

We are exposed to credit risk on our prepayments to cryptocurrency mining equipment suppliers. This risk is heightened during periods when economic conditions worsen.

We have made prepayments to suppliers of cryptocurrency mining equipment, and there can be no assurance that we will effectively limit our credit risk and avoid losses, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to secure adequate insurance, or any insurance at all, on our cryptocurrency mining equipment that are subject to physical and environmental damage.

Our miners and mobile data centers are located in areas where we may not be able to secure adequate insurance, or any insurance at all. Our miners and mobile data centers are subject to physical and environmental damage and any damage, including a complete loss, if it occurs without being adequately insured, or insured at all, could have a material adverse effect on our business, results of operations and financial condition.

Additionally, although we seek to control our insurance risk and costs, the premiums we pay to obtain insurance coverage have increased over time and are likely to continue to increase in the future. These increases in insurance premiums can occur unexpectedly and without regard to our efforts to limit them, and, because of these rising costs, we may not be able to obtain similar levels of insurance coverage on reasonable terms, or at all. If this occurs, we may choose or be forced to self-insure our assets, which could expose us to significant financial risk due to the high cost of new miners. If insurance costs become unacceptably high and we elect to self-insure, and we experience a significant casualty event resulting in the loss of some or all of our miners, we could be forced to expend significant capital resources to acquire new miners to replace those we lose.

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Furthermore, if such casualty loss of our miners is not adequately covered by insurance and we do not have access to sufficient capital resources to acquire replacement miners, we may not be able to compete in our rapidly evolving and highly competitive industry, which could materially and adversely affect our financial condition and results of operations, and our business could suffer.

We may lose our private key to our digital wallet, causing a loss of all of our digital assets.

Digital assets, such as cryptocurrencies, are stored in a so-called “digital wallet”, which may be accessed to exchange a holder’s digital assets, and is controllable by the processor of both the public key and the private key relating to this digital wallet in which the digital assets are held, both of which are unique. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets, which are stored in the possession of certain of our officers. If the private key is lost, destroyed, or otherwise compromised, we may be unable to access our cryptocurrencies held in the related digital wallet which will essentially be lost. If the private key is acquired by a third party, then this third party may be able to gain access to our cryptocurrencies. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or could have a material adverse effect on our business, prospects, financial condition, and operating results.

The storage and custody of our Bitcoin assets and any other cryptocurrencies that we may potentially acquire or hold in the future are subject to cybersecurity breaches and adverse software events.

In addition to the risk of a private key loss to our digital wallet, see “—We may lose our private key to our digital wallet, causing a loss of all of our digital assets,” the storage and custody of our digital assets could also be subject to cybersecurity breaches and adverse software events. All of the bitcoin mined by our miners at the Atlas facility are placed into a wallet under the custody and control of Atlas. Atlas will deduct a hosting service fee from the monthly total mined currency produced by our miners and remit the net mined currency to us in cash. We currently do not store or hold, or expect to acquire or hold, any cryptocurrencies. If and when we decide to acquire or hold cryptocurrencies, in order to minimize risk, we plan to establish processes to manage wallets, or software programs where assets are held, prior to holding cryptocurrency. We intend to adopt policies that are in line with industry standards. However, our investors will not have a chance to evaluate what our custody policies and procedures will be until they are already implemented and may disagree with our policies and procedures.

A “hot wallet” refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in “cold” storage, but they are also more susceptible to hackers and other technical vulnerabilities.

“Cold storage” refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our digital assets.

If and when we decide to acquire or hold cryptocurrencies, we plan to hold the majority of our cryptocurrencies in cold storage to reduce the risk of malfeasance; however we may also use third-party custodial wallets and, from time to time, we may use hot wallets or rely on other options that may develop in the future. If we use a custodial wallet, there can be no assurance that such services will be more secure than cold storage or other alternatives. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict.

Regardless of the storage method, the risk of damage to or loss of our digital assets cannot be wholly eliminated. If our security procedures and protocols are ineffective and our cryptocurrency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise. A security breach could also harm our reputation. A resulting perception that our measures do not adequately protect our digital assets could have a material adverse effect on our business, prospects, financial condition, and operating results.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for the Company’s products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, a reduction in cryptocurrency prices could occur. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. Also, the price and exchange of Bitcoin may be affected due to fraud risk. While Bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false Bitcoins. All of the above may adversely affect the operation of the Bitcoin network which would erode user confidence in Bitcoin, which would negatively affect demand for the Company’s products and services. In addition, smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. During 2022, a number of companies in the crypto industry have declared bankruptcy, including Compute North, Core Scientific, Alameda Research, Celsius Network, Voyager Digital, Three Arrows, BlockFi, and FTX. In June 2022, Celsius began pausing all withdrawals and transfers between accounts on its platform, and in July 2022, it filed for Chapter 11 bankruptcy protection. Further, in November 2022, FTX, one of the major cryptocurrency exchanges, also filed for Chapter 11 bankruptcy. Such bankruptcies have contributed, at least in part, to further price decreases in Bitcoin, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly, and other participants and entities in the digital asset industry have been, and may continue to be, negatively affected. These events have also negatively impacted the liquidity of the digital assets markets as certain entities affiliated with FTX engaged in significant trading activity.

The Company has not been directly impacted by any of the recent bankruptcies in the crypto asset space, as it has no contractual privity or relationship to the relevant parties. However, the Company is dependent on the overall crypto assets industry, and such recent events have contributed, at least in part, to its peers’ stock price as well as the price of Bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in the Company, discourage overall participation in the cryptocurrency industry, and result in loss of customer demand for the Company’s products and services. Cryptocurrency investments may be subject to losses or impairments if cryptocurrency values decrease as a result of failure of any digital asset exchange, however, the Company does not anticipate to actively participate in such activities in the foreseeable future.

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We are subject to risks associated with our need for significant power for our miners. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations.

Our Bitcoin mining operations have required significant amounts of power, and, as we continue to expand, we anticipate our demand for power will continue to grow. If we are unable to continue to obtain sufficient power to operate our miners on a cost-effective basis, we may not realize the anticipated benefits of our significant capital investments in new miners. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. Additionally, our mining operations could be materially adversely affected by prolonged power outages. Our cryptocurrency mining operations require that our miners and mining equipment function without interruption. If we experience and any unplanned or prolonged outages that re not remediated in a timely manner, or at all, could disrupt our operations. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, it could have a material adverse effect on our business, results of operations and financial condition.

Interruptions to our internet access could disrupt our operations, which could adversely affect our business and results of operations.

Our cryptocurrency mining operations require access to high-speed internet to be successful. If we lose internet access for a prolonged period, we may be required to reduce our operations or cease them altogether. If this occurs, it could have a material adverse effect on our business, results of operations and financial condition.

Our reliance primarily on a single model of miner may subject our operations to increased risk.

We currently only use Bitmain Antminer type miners, if there are issues with those machines, such as a design flaw in the application-specific integrated circuit chips they employ, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to Bitmain miners affects all our miners; therefore, if a defect or other flaw exists and is exploited, our entire mine could go offline simultaneously. Any interruption, delay or system failure could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to find suitable locations, or any locations at all, for our mobile data centers.

Our mobile data centers are located close to natural gas wellheads, and we may be forced to leave our current location, not be able to find suitable locations, or any locations at all, for our current and/or future mobile data centers. If this occurs it could have a material adverse effect on our business, results of operations and financial condition.

We depend on the services of a small number of key personnel, and may not be able to operate and grow our business effectively if we lose their services or are unable to attract qualified personnel in the future.

Our success depends in part upon the continued service of a small number of key personnel. They are critical to the overall management of our company, and our strategic direction. We rely heavily on them because they have substantial experience with our company and business strategies. Our ability to retain them is therefore very important to our future success. We have employment agreements with our key personnel, but these employment agreements do not ensure that they will not voluntarily terminate their employment with us. The loss of any key personnel would require the remaining key personnel to divert immediate attention to seeking a replacement. Competition for senior management personnel is intense, and our inability to find a suitable replacement for any departing key personnel in a timely basis could adversely affect our ability to operate and grow our business.

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Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

Expansion of our business and operations may require additional managers and employees with industry experience, in which case our success will be dependent on our ability to attract and retain experienced management personnel and other employees. There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees. If we fail to attract, train and retain sufficient numbers of the qualified personnel, our prospects, business, financial condition and results of operations will be materially and adversely affected.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates their agreement(s) with us for any reason, or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations may be impaired. In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all. If a partner or counterparty fails to perform or terminates any of the agreements with us or discontinues operations, and we are unable to obtain similar relationships or agreements, such events could have an adverse effect on our operating results and financial condition.

Breaches of our data systems or unintended disclosure of data could result in large expenditures to repair or replace such systems, to remedy any security breaches and to protect us from similar events in the future.

Our infrastructure may be vulnerable to physical or electronic break-ins, computer viruses, or similar disruptive problems. In addition to shutdowns, our systems are subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information. Disruptions or security compromises of our systems could result in large expenditures to repair or replace such systems, to remedy any security breaches and protect us from similar events in the future. We also could be exposed to negligence claims or other legal proceedings, and we could incur significant legal expenses and our management’s attention may be diverted from our operations in defending ourselves against and resolving lawsuits or claims. In addition, if we were to suffer damage to our reputation as a result of any system failure or security compromise, it could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to risks associated with PCI compliance.

The PCI Data Security Standard (“PCI DSS”) is a specific set of comprehensive security standards required by credit card brands for enhancing payment account data security, including but not limited to requirements for security management, policies, procedures, network architecture, and software design. PCI DSS compliance is required in order to maintain credit card processing services. Compliance does not guarantee a completely secure environment and notwithstanding the results of this assessment there can be no assurance that payment card brands will not request further compliance assessments or set forth additional requirements to maintain access to credit card processing services. Compliance is an ongoing effort and the requirements evolve as new threats are identified. In the event that we were to lose PCI DSS compliance status (or fail to renew compliance under a future version of the PCI DSS), we could be exposed to increased operating costs, fines and penalties and, in extreme circumstances, may have our credit card processing privileges revoked, which would have a material adverse effect on our business.

Our Board or management have experience in risk management. However, if we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

Our Board or management have experience in risk management. Our Board or management is evaluating the risk exposure on a regular basis and constantly adapting to the latest trend of the industry. Specifically, in light of current crypto asset market conditions and to mitigate the effect of Bitcoin price volatility, our risk management policies focus on finding cost-effective hosting sites, raising funds with a low financing cost, and renegotiating with existing site hosts to reduce cost.

However, the Bitcoin mining and related industries are emerging and evolving, which may lead to period-to-period variability and may make it difficult to evaluate our risk exposures. If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle and make adjustments to our risk management policies, our business, financial condition, or results of operations may be materially and adversely affected.

The ability to generate enough cash flows to meet, our current or future debt obligations could adversely affect our business. Those risks could increase if we incur more debt.

As of May 3, 2023, the Company has an outstanding balance of $149,900 under the loan agreement with the Small Business Administration entered into on May 31, 2020. In connection with the Closing, the Company entered into the AR Debentures in the aggregate principal amount of $2,000,000. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend on our future operating performance, our financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, and borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

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In the future, we may incur significant indebtedness in order to make future acquisitions or to develop our properties. If we were to take on additional future debt, a substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by selling assets, reducing or delaying capital investments, seeking to raise additional capital or refinancing or restructuring our debt. We may or may not be able to complete any such steps on satisfactory terms. Any ability to generate sufficient cash flows to satisfy our debt obligations or contractual commitments, or to refinance our debt on commercially reasonable terms, could materially and adversely affect our financial condition and results of operations.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

Acquisitions, joint ventures or similar strategic relationships may disrupt or otherwise have a material adverse effect on our business and financial results.

As part of our strategy, we may explore strategic acquisitions and combinations, or enter into joint ventures or similar strategic relationships. These transactions are subject to the following risks:

●	Acquisitions, joint ventures or similar relationships may cause a disruption in our ongoing business, distract our management and make it difficult to maintain our standards, controls and procedures;

●	We may not be able to integrate successfully the services, products, and personnel of any such transaction into our operations;

●	We may not derive the revenue improvements, cost savings and other intended benefits of any such transaction; and

●	There may be risks, exposures and liabilities of acquired entities or other third parties with whom we undertake a transaction, that may arise from such third parties’ activities prior to undertaking a transaction with us.

Acquisitions may result in significant impairment charges and may operate at losses. We can provide no assurance that future acquisitions, joint ventures or strategic relationships will be accretive to our business overall or will result in profitable operations.

Our business and financial condition will be materially adversely affected if we are required to register as an investment company under the Investment Company Act.

We are not, and do not intend to become, an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Although the SEC and courts are providing increasing guidance on the treatment of cryptocurrencies for purposes of federal securities law, this continues to be an evolving area of law. Therefore, it is possible that the SEC or a court could take a position that may be adverse to the position we have taken on these matters. If we are required to register as an investment company but fails to do so, the consequences may be severe. Among the various remedies it may pursue, the SEC may seek an order of a court to enjoin us from continuing to operate as an unregistered investment company. In addition, all contracts that we have entered into in the course of our business, including securities that we have offered and sold to investors, will be rendered unenforceable except to the extent of any equitable remedies that might apply. An affected investor in such case may pursue the remedy of rescission. If we were to register as an investment company, we may be forced to significantly change our structure and operations in order to comply with the substantive requirements of the Investment Company Act. In particular, we may be forced to change our capital structure in order to satisfy the limits on leverage and classes of securities imposed by the Investment Company Act, modify the composition of our Board in order to maintain the required number of independent directors and the requirements of “independence” set forth in rules under the Investment Company Act, restrict transactions that we may engage in with affiliated persons, fair value our assets in the manner required by the Investment Company Act, etc. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our operations as a company that is engaged in the business of developing blockchain infrastructure and in activities related to cryptocurrency mining.

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The unaudited pro forma condensed combined financial information included in the Registration Statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for the Company in the Registration Statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in the Registration Statement for more information.

The COVID-19 pandemic could negatively impact our future operations and results.

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the healthcare industry and economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on our service providers and suppliers, all of which are uncertain and cannot be predicted. As of the date of issuance of our financial statements, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

Our Charter provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Charter and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

Risks Related to Government Regulation Matters

Government regulations related to the Internet could increase our cost of doing business, affect our ability to grow or may otherwise negatively affect our business.

Governmental agencies and federal and state legislatures have adopted, and may continue to adopt, new laws and regulatory practices in response to the increasing use of the Internet and other online services. These new laws may be related to issues such as online privacy and data protection requirements, copyrights, trademarks and service mark, sales taxes, fair business practices, domain name ownership, and the requirement that our operating units register to do business as foreign entities or otherwise be licensed to do business in jurisdictions where they have no physical location or other presence. In addition, these new laws, regulations or interpretations relating to doing business through the Internet could increase our costs materially and adversely affect our revenue and results of operations.

Regulatory changes or actions may restrict the use of cryptocurrencies in a manner that adversely affects an investment in us.

As cryptocurrencies have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the Commodity Futures Trading Commission, the SEC, the Financial Crimes Enforcement Network and the Federal Bureau of Investigation) have begun to examine cryptocurrencies. On March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in such foreign jurisdictions as the European Union and China. While certain governments such as Germany, have issued guidance as to how to treat cryptocurrencies, most regulatory bodies have not issued specific policy determinations.

Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability, but such change could be substantial and adverse to us and could adversely affect an investment in us. For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws applicable to cryptocurrencies. Such proposals include the Biden Administration’s budget proposal, released on March 9, 2023, which includes (i) the imposition of an excise tax of up to 30 percent of the costs of electricity used in digital asset mining, and (ii) the imposition of information reporting requirements with respect to digital assets and digital asset brokers. Further, the Infrastructure Investment and Jobs Act (the “IIJA”), enacted November 15, 2021, contains, among other things, an expanded definition of the term “broker” for certain tax and information reporting obligations that could require cryptocurrency miners, including us, to provide to the IRS information relating to cryptocurrency transactions that cryptocurrency miners, including us, generally do not, and may not be able to, obtain, potentially rendering compliance impossible. Generally, the cryptocurrency provisions contained in the IIJA began applying to digital transactions beginning in 2023. The IRS has suspended the application of those provisions of the IIJA until the Treasury Department issues final regulations, which may provide further guidance on whether we are a “broker” under the IIJA. The U.S. Congress may consider, and could include, one or both of these proposals in connection with tax reform that may be undertaken. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability.

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The Company is subject to a highly-evolving regulatory landscape and any adverse changes to, or its failure to comply with, any laws and regulations could adversely affect its business, reputation, prospects or operations.

Until recently, relatively little regulatory attention has been directed toward the crypto assets market by U.S. federal and state governments, non-U.S. governments and self-regulatory agencies. As crypto assets have grown in popularity and in market size, the U.S. regulatory regime ~~—~~ namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), the Financial Crimes Enforcement Network (the “FinCEN”) and the Federal Bureau of Investigation), and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in March 2022, Federal Reserve Chair Jerome Powell expressed the need for regulation to prevent “cryptocurrencies from serving as a vehicle for terrorist finance and just general criminal behavior.” On March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. The significant uncertainty surrounding the regulation of the crypto assets industry requires the Company to exercise its judgment as to whether certain laws, rules and regulations apply to it, and it is possible that governmental bodies and regulators may disagree with its conclusions. To the extent the Company has not complied with such laws, rules and regulations, the Company could be subject to significant fines, revocation of licenses, limitations on its products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect its business, operating results and financial condition.

Additionally, the recent bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, will likely attract heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in additional costs for the Company and our management having to devote increased time and attention to regulatory matters, change aspects of the Company’s business or result in limits on the utility of Bitcoin. In addition, regulatory developments and/or the Company’s business activities may require us to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to the Company’s business, as well as increased costs, supervision and examination. Moreover, new laws, regulations or interpretations may result in additional litigation, regulatory investigations and enforcement or other actions. Adverse changes to, or the Company’s failure to comply with, any laws and regulations may have, an adverse effect on the Company’s reputation and brand and its business, operating results and financial condition.

Although the Company is not directly connected to the recent cryptocurrency market events, the Company may still suffer reputational harm due to its association with the cryptocurrency industry in light of the recent disruption in the crypto asset markets. Customers and counterparties may lose confidence with us and may deem our business to be risky. This may result in a loss of customer demand for our products and services. Counterparties and may be hesitant to enter into a business relationship with us, and it may be difficult for us to reach favorable business terms with counterparties. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and/or may adversely affect the Company’s business, reputation, financial condition and results of operations.

The Company is subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies, in particular Bitcoins, which could negatively affect its business, results of operations and financial position.

Changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, expose the Company to financial and business risks. In particular, changes in policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on the Company’s business operations and results of operations.

There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect the Company’s results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the mining, use and holding of Bitcoins.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where the Company mines, may also affect the Company’s business operations. For example, in the United States, certain local governments of the State of Washington have discussed measures to address environmental impacts of Bitcoin-related operations, such as the high electricity consumption of Bitcoin mining activities.

Unfavorable general economic conditions in the United States, Europe, Asia, or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States, Europe, Asia, or in one or more of our other major markets, could negatively affect demand for our services and our results of operations. Under difficult economic conditions, businesses may seek to reduce spending on our services, or shift away from our services to in-house alternatives.

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Increased political scrutiny regarding the energy use and climate change impacts of crypto asset mining operations could result in new laws, regulations and policies that impose restrictions or compliance costs on our Bitcoin mining operations.

Crypto asset mining has become heavily scrutinized from a climate change and energy consumption perspective in recent years. Politicians, environmental groups and climate activists alike have called for increased oversight, regulation and reporting of energy use and greenhouse gas (“GHG”) emissions of crypto asset mining companies, among other measures. Certain members of the U.S. Congress and other non-governmental organizations have made investigations into, and published claims and reports regarding, the crypto asset mining industry’s impact on global GHG emissions and energy consumption and have raised concerns over the diversion of power sources for crypto mining and possible impacts on consumer electricity prices. For example, in early 2022, a group of U.S. Senators solicited information from various crypto asset mining companies on their respective energy use and emissions. Then, in July 2022, that same group of Senators authored a letter to the Environmental Protection Agency (“EPA”) and Department of Energy urging the agencies to investigate energy and climate impacts of mining companies and to consider regulations requiring the monitoring and reporting of emissions and energy consumption by certain crypto asset operations. Moreover, the Crypto Asset Environmental Transparency Act was introduced to the U.S. Senate on March 6, 2023, and, if passed, would impose emissions reporting obligations on mining operations that consume electricity above a specified threshold and would direct the EPA to investigate the environmental and climate impacts of the crypto asset mining industry. Separately, in September 2022, the Biden Administration released its report on Climate and Energy Implications of Crypto-Assets in the United States, which recommends that the federal government take action to develop environmental performance standards for crypto asset technologies, assess the impact of crypto asset mining on electricity system reliability, and minimize emissions and other environmental impacts associated with crypto asset mining, among other recommendations. Certain state governments have also introduced legislation imposing restrictions on the crypto asset mining industry, citing similar concerns. We are unable to predict whether currently proposed legislation or regulatory initiatives will be implemented, but any action by the federal government or the states in which we operate to restrict, limit, condition or otherwise regulate our crypto asset mining operations, whether as part of a climate change or energy transition policy initiative or otherwise, could adversely affect our business, financial condition and results of operations. Similarly, public statements by government officials and non-governmental organizations regarding the impact of crypto asset mining on global energy consumption, GHG emissions and grid stability, whether valid or not, could harm our reputation and stakeholder goodwill.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar cryptocurrency assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, several countries continue taking regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these cryptocurrency assets or to exchange for fiat currency. In September 2021, China instituted a blanket ban on all crypto transactions and mining, including services provided by overseas crypto exchanges in mainland China, effectively making all crypto-related activities illegal in China. In other nations, including Russia, it is illegal to accept payment in Bitcoin or other crypto assets for consumer transactions, and banking institutions are barred from accepting deposits of Bitcoin. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on us, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and thus harm investors.

The cryptoeconomy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of crypto assets or crypto asset platforms adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in July 2019, then-U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about crypto assets. In recent months, members of Congress have made inquiries into the regulation of crypto assets, and Gary Gensler, Chair of the SEC, has made public statements regarding increased regulatory oversight of crypto assets. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of crypto assets, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes. In May 2021, the Chinese government called for a crackdown on Bitcoin mining and trading, and in September 2021, Chinese regulators instituted a blanket ban on all crypto mining and transactions, including overseas crypto exchange services taking place in China, effectively making all crypto-related activities illegal in China. In January 2022, the Central Bank of Russia called for a ban on cryptocurrency activities ranging from mining to trading, and on March 8, 2022, President Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for currencies.

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The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the cryptoeconomy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the cryptoeconomy or crypto asset platforms, which could adversely impact our business.

Bitcoin’s status as a “security,” a “commodity” or a “financial instrument” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a crypto asset, we may be subject to regulatory scrutiny, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. To date, the SEC staff have treated Bitcoin as a commodity. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ether are securities (in their current form). Bitcoin and Ether are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations or directives that affect the characterization of crypto assets as “securities.” If Bitcoin or any other supported crypto asset is deemed to be a security under any U.S. federal, state or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such supported crypto asset. For instance, all transactions in such supported crypto asset would have to be registered with the SEC or other foreign authority, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Moreover, the networks on which such supported crypto assets are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of the crypto asset. Also, it may make it difficult for such supported crypto asset to be traded, cleared and custodied as compared to other crypto assets that are not considered to be securities.

Risks Relating to Ownership of our Common Stock

Our ability to uplist our Common Stock to NYSE American is subject to us meeting applicable listing criteria.

We intend to apply for our Common Stock to be listed on the NYSE American. NYSE American requires companies desiring to list their common stock to meet certain listing criteria including total number of stockholders; minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our Common Stock on NYSE American. In the event we are unable to uplist our Common Stock, our Common Stock will continue to trade on the OTCQB, which is generally considered less liquid and more volatile than the NYSE American. Our failure to uplist our Common Stock could make it more difficult for you to trade our Common Stock, could prevent our Common Stock trading on a frequent and liquid basis and could result in the value of our Common Stock being less than it would be if we were able to uplist.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our stockholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our Common Stock outstanding. We may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock.

Our Common Stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTCQB. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

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There is limited liquidity on the OTCQB, which enhances the volatile nature of our equity.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood that orders for shares of our Common Stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

Our stock price is likely to be highly volatile because of our limited public float.

The market price of our Common Stock is likely to be highly volatile because there has been a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our Common Stock following periods of volatility because of the market’s adverse reaction to volatility. Other factors that could cause such volatility may include, among other things: actual or anticipated fluctuations in our operating results; the absence of securities analysts covering us and distributing research and recommendations about us; overall stock market fluctuations; economic conditions generally; announcements concerning our business or those of our competitors; our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry; litigation; changes in market valuations of other similar companies; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures; future sales of Common Stock; actions initiated by the SEC or other regulatory bodies; and general market conditions. Any of these factors could have a significant and adverse impact on the market price of our Common Stock. These broad market fluctuations may adversely affect the trading price of our Common Stock.

Our Common Stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our Common Stock.

The market for our Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our Common Stock may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful profits to date and uncertainty of future profits. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Additionally, the market price of our Common Stock could be subject to extreme volatility and fluctuations in response to industry-wide developments beyond its control, such as continued industry-wide fallout from the recent Chapter 11 bankruptcy filings of cryptocurrency exchanges FTX (including its affiliated hedge fund Alameda Research), crypto hedge fund Three Arrows, crypto miners Compute North and Core Scientific and crypto lenders Celsius Network, Voyager Digital and BlockFi. Although, as mentioned elsewhere in the Registration Statement, the Company has no exposure to any of the cryptocurrency market participants that recently filed for Chapter 11 bankruptcy, or who are known to have experienced excessive redemptions, suspended redemptions or have crypto assets of their customers unaccounted for; and the Company does not have any assets, material or otherwise, that may not be recovered due to these bankruptcies or excessive or suspended redemptions; the price of Common Stock may still not be immune to unfavorable investor sentiment resulting from these recent developments in the broader cryptocurrency industry and you may experience depreciation of the price of Common Stock.

Our Common Stock is thinly traded, so an investor may be unable to sell at or near ask prices or at all.

The shares of our Common Stock are traded on the OTCQB and are thinly traded, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a smaller reporting company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume. Even in the event that we come to the attention of such persons, they would likely be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as is currently the case, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our Common Stock may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

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Currently, there is a limited public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

We have a trading symbol for our Common Stock, namely “CRKR.” However, our Common Stock has been thinly traded, if at all. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our Common Stock will trade; or

●	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our Common Stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common Stock.

We cannot predict the extent to which an active public trading market for our Common Stock will develop or be sustained. If an active public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in our Common Stock.

We cannot predict the extent to which an active public market for our Common Stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of Common Stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our Common Stock will develop or be sustained. If such a market cannot be sustained, you may be unable to liquidate your investment in our Common Stock.

Other factors which could cause volatility in the market price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain, Bitcoin and other cryptocurrencies;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	integration of new businesses and opportunities into our existing business;

●	implementation of new technologies in the industry;

●	additions or departures of key personnel;

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●	prevailing economic conditions;

●	sales of our common stock by our officers, directors or significant stockholders;

●	other actions taken by our stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours; and

●	the prospects of the industry in which we operate.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on your investment may be limited to increases in the market price of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment might only occur if the market price of our Common Stock appreciates.

Our Board has broad discretion to issue additional securities.

We are entitled under our Charter to issue up to 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, although these amounts may change in the future subject to stockholder approval. Shares of our Preferred Stock provide our Board broad authority to determine voting, dividend, conversion and other rights. Any additional stock issuances could be made at a price that reflects a discount or premium to the then-current market price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our Common Stock. Our Board may generally issue those shares of Common Stock and Preferred Stock, or convertible securities to purchase those shares, without further approval by our stockholders. Any Preferred Stock we may issue could have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our Board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. We may also issue additional securities to our directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock incentive plans. The issuance of additional securities may cause substantial dilution to our stockholders.

The conversion or exercise, as applicable, of the outstanding PIPE Preferred Stock, PIPE Warrants, Options, Series D Preferred Stock and AR Debentures could substantially dilute your investment and adversely affect the market price of our Common Stock.

The PIPE Preferred Stock are convertible into an aggregate of 99,292,858 shares of Common Stock and the PIPE Warrants are exercisable for an aggregate of 198,585,716 shares of Common Stock. In addition, there are outstanding Options to purchase an aggregate of 8,000,000 shares of Common Stock for $0.25 per share which are only exercisable if specific production hurdles are achieved, pursuant to the Option Agreements. 4,423 outstanding Series D Preferred Stock were issued in connection with the exchange of the Original Debentures for the AR Debentures and such Series D Preferred Stock are convertible into shares of Common Stock at a price of $0.175 per share. Additionally, the AR Debentures are convertible into shares of Common Stock at a price of $0.175, subject to adjustments therein.

In addition, sales of a substantial number of shares of Common Stock issued upon the conversion or exercise, as applicable, of the outstanding PIPE Preferred Stock, PIPE Warrants, Options, Series D Preferred Stock and AR Debentures, or even the perception that such sales could occur, could adversely affect the market price of our Common Stock. The conversion or exercise of such securities could result in dilution in the interests of our other stockholders and adversely affect the market price of our Common Stock.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our Company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with GAAP. Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404. Further, Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting. Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our Common Stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

Risks Related to the Price of Bitcoin

The trading price of shares of our Common Stock has appeared at times to have a correlation with the trading price of Bitcoin, which may be subject to pricing risks, including “bubble” type risks, and has historically been subject to wide swings.

Recently, the trading price of our Common Stock has appeared to have a correlation with the trading price of Bitcoin. Specifically, we have experienced adverse effects on our stock price when the value of Bitcoin has fallen, and we may experience similar outcomes if our stock price tracks the general status of that cryptocurrency. Furthermore, if the market for Bitcoin company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our Common Stock could be subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-cryptocurrency assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of cryptocurrencies or blockchains generally, factors over which we have little or no influence or control.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. Our business and the infrastructure on which our business relies is vulnerable to damage or interruption from catastrophic occurrences, such as war, civil unrest, terrorist attacks, geopolitical events, disease, such as the COVID-19 pandemic, and similar events. Specifically, the uncertain nature, magnitude and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions limitations, retaliatory cyber-attacks on the world economy and markets, and potential shipping delays, have contributed to increased market volatility and uncertainty, which could have an adverse impact on macroeconomic factors that affect our business. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk. As an alternative to fiat currencies that are backed by central governments, Bitcoin, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our Common Stock. Political or economic crises may motivate large-scale acquisitions or sales of Bitcoin either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we mine or otherwise acquire or hold for our own account.

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Acceptance and/or widespread use of cryptocurrency is uncertain.

There is a relatively limited use of any cryptocurrency in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for cryptocurrency transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. Conversely, a significant portion of Bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines Bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for Bitcoin as a medium of exchange and payment method may always be low. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptance could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

The markets for Bitcoin may be under-regulated and, as a result, the market price of Bitcoin may be subject to significant volatility or manipulation, which could decrease consumer confidence in cryptocurrencies and have a materially adverse effect on our business and results of operations.

Cryptocurrencies that are represented and trade on a ledger-based platform and those who hold them may not enjoy the same benefits as traditional securities available on trading markets and their investors. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of cryptocurrency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. We believe that Bitcoin is not a security under federal and state law.

Bitcoin and other cryptocurrency market prices have historically been volatile, are impacted by a variety of factors, and are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, making their market prices more volatile or creating “bubble” type risks for both Bitcoin and shares of our Common Stock.

These factors may inhibit consumer trust in and market acceptance of cryptocurrencies as a means of exchange which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire.

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Our cryptocurrencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen. Access to our cryptocurrency assets could also be restricted by cybercrime. Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our cryptocurrency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets. Such events could have a material adverse effect on our business.

Demand for Bitcoin is driven, in part, by its status as the most prominent and secure crypto asset. It is possible that crypto assets other than Bitcoin could have features that make them more desirable to a material portion of the crypto asset user base, resulting in a reduction in demand for Bitcoin, which could have a negative impact on the price of Bitcoin and adversely affect an investment in us.

Bitcoin, as an asset, holds “first-to-market” advantages over other crypto assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest mining power in use to secure its blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a crypto asset’s network and its blockchain; as a result, the advantage of more users and miners makes a crypto asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

Despite the marked first-mover advantage of the Bitcoin network over other crypto asset networks, it is possible that another crypto asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a crypto asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other crypto assets we may become involved in and have a negative impact on the demand for, and price of, such crypto assets and could adversely affect an investment in us. It is possible that we will mine alternative crypto assets in the future, but we may not have as much experience to date in comparison to our experience mining Bitcoin, which may put us at a competitive disadvantage.

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Bitcoin has forked multiple times and additional forks may occur in the future which may affect the value of Bitcoin we hold or mine.

To the extent that a significant majority of users and mining companies on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and mining companies on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original cryptocurrency and which is the new cryptocurrency. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a cryptocurrency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular cryptocurrency could adversely affect an investment in our securities or our ability to operate.

Since August 1, 2017, Bitcoin’s blockchain was forked multiple times creating alternative versions of the cryptocurrency such as Bitcoin Cash, Bitcoin Gold and Bitcoin SV. The forks resulted in a new blockchain being created with a shared history, and a new path forward. The value of the newly created versions including Bitcoin Cash, Bitcoin Gold and Bitcoin SV may or may not have value in the long run and may affect the price of Bitcoin if interest is shifted away from Bitcoin to the newly created cryptocurrencies. The value of Bitcoin after the creation of a fork is subject to many factors including the value of the fork product, market reaction to the creation of the fork product, and the occurrence of forks in the future. As such, the value of Bitcoin could be materially reduced if existing and future forks have a negative effect on Bitcoin’s value.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

Flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. As technological change occurs, the security threats to our cryptocurrencies will likely change and previously unknown threats may emerge. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. Such events could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may face financing, liquidity or other risks related to the impact that the current crypto asset market disruption has had, directly or indirectly, on the value of the crypto assets we use as collateral or the value of our crypto assets used by others as collateral.

We have pledged all of our crypto assets as collateral for the AR Debentures. Pursuant to the AR Debentures, we have the option, at any time after Uplisting and until November 3, 2023, to repay some or all of the then outstanding principal amount (including accrued but unpaid interest and any liquidated damages) of the AR Debentures in collateral with a fair market value equal to the amount being repaid. If we elect to exercise such option (subject to the Uplisting requirement) before November 3, 2023, a significant decrease of value of crypto assets would allow us to only pay a minimal amount of the outstanding principal and we would be required to repay most or all of the outstanding principal amount of the AR Debentures in cash. Additionally, in the event of default, if the proceeds from the sale, license or other disposition of the collateral are insufficient to pay all amounts that the secured parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law, and reasonable attorneys fees employed by the secured parties to collect such deficiency. We may not be able to generate sufficient cash to pay such amounts, which would have a negative impact on our business and limit our ability to obtain additional financing.

Risks Related to the Exok Assets

Oil, natural gas and NGL prices are highly volatile. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

Following our acquisition and development of the Exok Assets, a portion of our revenues, profitability and cash flows will depend upon the prices for oil, natural gas and natural gas liquids (“NGL”). The prices we would receive for oil, natural gas and NGL production are volatile and a decrease in prices can materially and adversely affect our financial results and impede our growth, including our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness and to obtain additional capital on attractive terms. Changes in oil, natural gas and NGL prices have a significant impact on the amount of oil, natural gas and NGL that we can produce economically, the value of our reserves and on our cash flows. Historically, world-wide oil, natural gas and NGL prices and markets have been subject to significant change and may continue to change in the future. Prices for oil, natural gas and NGLs may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control, such as:

●	the domestic and foreign supply of and demand for oil, natural gas and NGL;

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●	the price and quantity of foreign imports of oil, natural gas and NGL;

●	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East, Ukraine and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage;

●	the ability of and actions taken by members of Organization of the Petroleum Exporting Countries and other oil-producing nations in connection with their arrangements to maintain oil prices and production controls;

●	the impact on worldwide economic activity of an epidemic, outbreak or other public health events, such as COVID-19;

●	the proximity of our production to and capacity of oil, natural gas and NGL pipelines and other transportation and storage facilities;

●	federal regulations applicable to exports of liquefied natural gas (“LNG”), including the export of the first quantities of LNG liquefied from natural gas produced in the lower 48 states of the United States;

●	the level of consumer product demand;

●	weather conditions;

●	U.S. and non-U.S. governmental regulations, including environmental initiatives and taxation;

●	overall domestic and global economic conditions;

●	the value of the dollar relative to the currencies of other countries;

●	stockholder activism or activities by non-governmental organizations to restrict the exploration, development and production of oil, natural gas and NGL to minimize emissions of carbon dioxide, a greenhouse gas;

●	technological advances affecting energy consumption, energy conservation and energy supply;

●	the price and availability of alternative fuels; and

●	the impact of energy consumption, supply, and conservation policies and activities by governmental authorities, international agreements, and non-governmental organizations to limit, restrict, suspend or prohibit the performance or financing of oil, natural gas and NGL exploration, production, development or marketing activities.

Drilling for and producing oil and gas wells is a high-risk activity with many uncertainties that could adversely affect our business, financial condition or results of operations.

Drilling oil and gas wells, including development wells, involves numerous risks, including the risk that we may not encounter commercially productive oil, natural gas and NGL reserves (including “dry holes”). We must incur significant expenditures to drill and complete wells, the costs of which are often uncertain. It is possible that we will make substantial expenditures on drilling and not discover reserves in commercially viable quantities. Specifically, we often are uncertain as to the future cost or timing of drilling, completing and operating wells, and our drilling operations and those of our third-party operators may be curtailed, delayed or canceled. The cost of our drilling, completing and operating wells may increase and our results of operations and cash flows from such operations may be impacted, as a result of a variety of factors, including:

●	unexpected drilling conditions;

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●	title problems;

●	pressure or irregularities in formations;

●	equipment failures or accidents;

●	adverse weather conditions, such as winter storms, flooding and hurricanes, and changes in weather patterns;

●	compliance with, or changes in, environmental laws and regulations relating to air emissions, hydraulic fracturing and disposal of produced water, drilling fluids and other wastes, laws and regulations imposing conditions and restrictions on drilling and completion operations and other laws and regulations, such as tax laws and regulations;

●	the availability and timely issuance of required governmental permits and licenses;

●	the availability of, costs associated with and terms of contractual arrangements for properties, including mineral licenses and leases, pipelines, rail cars, crude oil hauling trucks and qualified drivers and related services, facilities and equipment to gather, process, compress, store, transport and market crude oil, natural gas and related commodities;

●	compliance with environmental and other governmental requirements; and

●	environmental hazards, such as natural gas leaks, oil and produced water spills, pipeline or tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of brine, well stimulation and completion fluids, toxic gases or other pollutants into the air, surface and subsurface environment.

A failure to recover our investment in the Exok Assets, increases in the costs of our drilling operations or those of third-party operators, and/or curtailments, delays or cancellations of our drilling operations or those of our third-party operators in each case due to any of the above factors or other factors, may materially and adversely affect our business, financial condition and results of operations.

The Exok Assets currently have no producing properties and there is no assurance that we will be able to successfully drill producing wells. If the Exok Assets are not commercially productive of crude oil or natural gas, any funds spent on exploration and production may be lost.

All of the Exok Assets are in the pre-production stage and there is no assurance that we will be able to obtain the requisite permits to begin drilling or successfully drill producing wells. We are dependent on establishing sufficient reserves at the Exok Assets for additional cash flow and a return of our investment. If the Exok Assets are not economic, all of the funds that we have invested, or will invest, will be lost. In addition, the failure of the Exok Assets to produce commercially may make it more difficult for us to raise additional funds in the form of additional sale of our equity securities or working interests in other property in which we may acquire an interest.

Since we will operate a new business segment and have no operating history related to the exploration and production of oil and gas assets, investors have no basis to evaluate our ability to operate profitably in this segment.

We began cryptocurrency mining operations in October 2021 and have not generated any revenue in the exploration and production of oil and gas assets to date. We face many of the risks commonly encountered by other new businesses, including the lack of an established operating history, need for additional capital and personnel, and competition. There is no assurance that our business will be successful or that we can ever operate profitably. Additionally, our management will have less time to devote to the Company’s crypto operations. We may not be able to effectively manage the demands required of a new business segment in a new industry, such that we may be unable to successfully maintain our current business or implement our business plan or achieve profitability.

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There may be conflicts of interest between certain of our officers and directors and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other stockholders. A conflict of interest may arise between our officers and directors’ personal pecuniary interests and their fiduciary duty to our stockholders. Furthermore, our officers and directors’ own pecuniary interests may not align with their fiduciary duties to our stockholders. As further described in the section entitled “Certain Relationships and Related Transactions” in the Registration Statement, Edward Kovalik (Chief Executive Officer and Chair), Gary C. Hanna (President and Director) and Paul Kessler (Director) have certain overriding royalty interests in the Exok Assets. To avoid any potential conflict of interest with certain members of the Board and management owning certain overriding royalty interests under the Exok Assets, all of the Company’s drilling programs will be approved by an independent committee of the Board on a quarterly basis.

Our plan to develop the Exok Assets and exercise the Exok Option may require substantial additional capital, which we may be unable to raise on acceptable terms in the future.

We currently plan to develop the Exok Assets. Obtaining permits, seismic data, as well as exploration, development and production activities entail considerable costs, and we may need to raise substantial additional capital, through future private or public equity offerings, strategic alliances or debt financing. Additionally, pursuant to the Exok Agreement, the Company may exercise the Exok Option, from the Closing Date until the later of (x) the date that is ninety (90) days following the Closing Date and (y) August 15, 2023, to purchase 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration.

Our future capital requirements will depend on many factors, including:

●	the scope, rate of progress and cost of our exploration, appraisal, development and production activities;

●	oil and natural gas prices;

●	our ability to obtain the requisite permits to begin drilling;

●	our ability to locate and acquire hydrocarbon reserves;

●	our ability to produce oil or natural gas from those reserves;

●	the terms and timing of any drilling and other production-related arrangements that we may enter into;

●	the cost and timing of governmental approvals and/or concessions; and

●	the effects of competition by larger companies operating in the oil and gas industry.

Even if we succeed in selling additional equity securities to raise funds, at such time the ownership percentage of our existing stockholders would be diluted, and new investors may demand rights, preferences or privileges senior to those of existing stockholders. If we raise additional capital through debt financing, the financing may involve covenants that restrict our business activities. If we are not successful in raising additional capital, we may be unable to continue our future exploration, development and production activities, and we may be unable to purchase additional gross acres pursuant to the Exok Option within the requisite exercise period.

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We will face strong competition from other oil and gas companies.

We will encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major integrated oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors are large, well-established companies that have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than we do. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. These companies may also have a greater ability to continue drilling activities during periods of low oil and gas prices, such as the current commodity price environment, and to absorb the burden of current and future governmental regulations and taxation. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Government regulation and liability for oil and natural gas operations may adversely affect our business and results of operations.

If we are successful in our exploration, production and development activities, we will be subject to extensive federal, state, and local government regulations, which may change from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds and other financial assurance, reports concerning operations, the spacing of wells, unitization and pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas from wells below actual production capacity in order to conserve supplies of oil and natural gas. These laws and regulations may affect the costs, manner, and feasibility of our operations by, among other things, requiring us to make significant expenditures in order to comply and restricting the areas available for oil and gas production. Failure to comply with these laws and regulations may result in substantial liabilities to third-parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations, could have a material adverse effect on us, such as by imposing, penalties, fines and/or fees, taxes and tariffs on carbon that could have the effect of raising prices to the end user and thereby reducing the demand for our products.

Our operations will be subject to federal, state and local laws and regulations related to environmental and natural resources protection and occupational health and safety which may expose us to significant costs and liabilities and result in increased costs and additional operating restrictions or delays.

Our planned oil, natural gas and NGL exploration, production and development operations will be subject to stringent federal, state, local and other applicable laws and regulations governing worker health and safety, the release or disposal of materials into the environment or otherwise relating to environmental protection. Numerous governmental entities, including the EPA, the U.S. Occupational Safety and Health Administration (“OSHA”), and analogous state agencies, including the Colorado Department of Public Health & Environment (“CDPHE”) have the power to enforce compliance with these laws and regulations. These laws and regulations may, among other things, require the acquisition of permits to conduct drilling; govern the amounts and types of substances that may be released into the environment; limit or prohibit construction or drilling activities in environmentally-sensitive areas such as wetlands, wilderness areas or areas inhabited by endangered species; require investigatory and remedial actions to mitigate pollution conditions; impose obligations to reclaim and abandon well sites and pits; and impose specific criteria addressing worker protection. Compliance with such laws and regulations may impact our operations and production, require us to install new or modified emission controls on equipment or processes, incur longer permitting timelines, restrict the areas in which some or all operational activities may be conducted, and incur significantly increased capital or operating expenditures, which costs may be significant. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability.

Additionally, certain environmental laws impose strict, joint and several liability for costs required to remediate and restore sites where hydrocarbons, materials or wastes have been stored or released. Failure to comply with these laws and regulations may also result in the assessment of sanctions, including administrative, civil and criminal penalties, the imposition of investigatory, remedial and corrective action obligations or the incurrence of capital expenditures, the occurrence of restrictions, delays or cancellations in the permitting, development or expansion of projects and the issuance of orders enjoining some or all of our operations in affected areas. Moreover, accidental spills or other releases may occur in the course of our operations, and we cannot assure you that we will not incur significant costs and liabilities as a result of such spills or releases, including any third-party claims for damage to property, natural resources or persons. We may not be able to fully recover such costs from insurance. One or more of these developments that impact us, our service providers or our customers could have a material adverse effect on our business, results of operations and financial condition and reduce demand for our products.

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Our oil and gas exploration, production, and development activities may be subject to a series of risks related to climate change and energy transition initiatives.

The threat of climate change continues to attract considerable attention in the United States and around the world. Numerous proposals have been made and could continue to be made at the international, national, regional and state levels of government to monitor and limit emissions of GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG disclosure obligations and regulations that directly limit GHG emissions from certain sources. President Biden highlighted addressing climate change as a priority under his Administration and has issued, and may continue to issue, executive orders related to this.

At the federal level, the EPA has adopted rules that, among other things, establish construction and operating permit reviews for GHG emissions from certain large stationary sources, require the monitoring and annual reporting of GHG emissions from certain petroleum and natural gas system sources, and impose new standards reducing methane emissions from oil and gas operations through limitations on venting and flaring and the implementation of enhanced emission leak detection and repair requirements. Although there has recently been considerable uncertainty surrounding regulation of methane emissions from oil and gas facilities, the EPA is currently also proposing new and updated rules for both new and existing sources. The EPA’s proposed rules, if finalized, would making existing regulations more stringent, expand the scope of source types covered by the rules, and require states to develop plans to reduce methane and volatile organic compound (“VOC”) emissions from existing sources that must be at least as effective as presumptive standards set by EPA. In addition, the U.S. Congress may continue to consider and pass legislation related to the reduction of GHG emissions, including methane and carbon dioxide. For example, the Inflation Reduction Act of 2022 (the “IRA”), which appropriates significant federal funding for renewable energy initiatives and, for the first time ever, imposes a fee on GHG emissions from certain facilities, was signed into law in August 2022. Furthermore, the SEC has proposed rules that, amongst other matters, will establish a framework for the reporting of climate risks. Separately, the SEC has also announced that it is scrutinizing existing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege an issuer’s existing climate disclosures misleading or deficient. These ongoing regulatory actions and the emissions fee and funding provisions of the IRA could increase operating costs within the oil and gas industry and accelerate the transition away from fossil fuels, which could in turn adversely affect our business and results of operations. We note that the regulatory activities discussed above are subject to intense political debate and could be subject to major modification depending upon the outcome of the 2024 election cycle.

At the international level, the United Nations-sponsored Paris Agreement, though non-binding, calls for signatory nations to limit their GHG emissions through individually-determined reduction goals every five years after 2020. In February 2021, President Biden recommitted the United States to long-term international goals to reduce emissions, including those under the Paris Agreement. President Biden announced in April 2021 a new, more rigorous nationally determined emissions reduction level of 50 to 52 percent from 2005 levels in economy-wide net GHG emissions by 2030. Moreover, the international community convenes annually to negotiate further pledges and initiatives, such as the Global Methane Pledge (a collective goal to reduce global methane emissions by 30 percent from 2020 levels by 2030). The impacts of these orders, pledges, agreements and any legislation or regulation promulgated to fulfill the United States’ commitments under the Paris Agreement or other international agreements cannot be predicted at this time.

Litigation risks are also increasing, as a number of states, municipalities and other plaintiffs have sought to bring suit against oil and natural gas exploration and production companies in state or federal court, alleging, among other things, that such energy companies created public nuisances by producing fuels that contributed to global warming effects, such as rising sea levels, and therefore, are responsible for roadway and infrastructure damages as a result, or alleging that the companies have been aware of the adverse effects of climate change for some time but defrauded their investors by failing to adequately disclose those impacts. Involvement in such a case, regardless of the substance of the allegations, could have adverse reputational impacts and an unfavorable ruling in any such case could significantly impact our operations and could have an adverse impact on our financial condition or operations.

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There are also increasing financial risks for oil and gas producers as certain shareholders, bondholders and lenders may elect in the future to shift some or all of their investments into non-fossil fuel energy related sectors. Certain institutional lenders who provide financing to fossil-fuel energy companies have shifted their investment practices to those that favor “clean” power sources, such as wind and solar, making those sources more attractive, and some of them may elect not to provide funding for fossil fuel energy companies in the short or long term. Many of the largest U.S. banks have made “net zero” carbon emission commitments and have announced that they will be assessing financed emissions across their portfolios and taking steps to quantify and reduce those emissions. Additionally, there is also the possibility that financial institutions will be pressured or required to adopt policies that limit funding for fossil fuel energy companies. Although there has been recent political support to counteract these initiatives, these and other developments in the financial sector could lead to some lenders restricting access to capital for or divesting from certain industries or companies, including the oil and gas sector, or requiring that borrowers take additional steps to reduce their GHG emissions. Any material reduction in the capital available to us or our fossil fuel-related customers could make it more difficult to secure funding for exploration, development, production, transportation, and processing activities, which could reduce the demand for our products and services.

Our oil and gas exploration, production, and development activities may be subject to physical risks related to potential climate change impacts.

Increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of storms, droughts, wildfires, and floods and other climatic events, as well as chronic shifts in temperature and precipitation patterns. These climatic developments have the potential to cause physical damage to our assets or those of our vendors and suppliers and could disrupt our supply chains and thus could have an adverse effect on our operations.

Additionally, changing meteorological conditions, particularly temperature, may result in changes to the amount, timing, or location of demand for energy or its production. While our operational consideration of changing climatic conditions and inclusion of safety factors in design is intended to reduce the uncertainties that climate change and other events may potentially introduce, our ability to mitigate the adverse impacts of these events depends in part on the effectiveness of our facilities and disaster preparedness and response and business continuity planning, which may not have considered or be prepared for every eventuality.

Our business and ability to secure financing may be adversely impacted by increasing stakeholder and market attention to ESG matters.

Businesses across all industries are facing increasing scrutiny from stakeholders related to their ESG practices. Businesses that are perceived to be operating in contrast to investor or stakeholder expectations and standards, which are continuing to evolve, or businesses that are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or stock price of such business entity could be materially and adversely affected. Increasing attention to climate change, societal expectations on companies to address climate change, investor and societal expectations regarding voluntary ESG related disclosures, increasing mandatory ESG disclosures, and consumer demand for alternative forms of energy may result in increased operating and compliance costs, reduced demand for our products, reduced profits, increased legislative and judicial scrutiny, investigations and litigation, reputational damage, and negative impacts on our access to capital markets. To the extent that societal pressures or political or other factors are involved, it is possible that the Company could be subject to additional governmental investigations, private litigation or activist campaigns as stockholders may attempt to effect changes to the Company’s business or governance practices.

While we may elect to seek out various voluntary ESG targets in the future, such targets are aspirational. We may not be able to meet such targets in the manner or on such a timeline as initially contemplated, including as a result of unforeseen costs or technical difficulties associated with achieving such results. Similarly, while we may decide to participate in various voluntary ESG frameworks and certification programs, such participation may not have the intended results on our ESG profile. In addition, voluntary disclosures regarding ESG matters, as well as any ESG disclosures currently required or required in the future, could result in private litigation or government investigation or enforcement action regarding the sufficiency or validity of such disclosures. Moreover, failure or a perception (whether or not valid) of failure to implement ESG strategies or achieve ESG goals or commitments, including any GHG emission reduction or carbon intensity goals or commitments, could result in private litigation and damage our reputation, cause investors or consumers to lose confidence in us, and negatively impact our operations and goodwill. Notwithstanding our election to pursue aspirational ESG-related targets in the future, we may receive pressure from investors, lenders or other groups to adopt more aggressive climate or other ESG-related goals, but we cannot guarantee that we will be able to implement such goals because of potential costs, technical or operational obstacles or other market or technological developments beyond our control.

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Restrictions and regulations regarding hydraulic fracturing could result in increased costs, delays and cancellations in our planned oil, natural gas, and NGL exploration, production and development activities.

Our drilling operations will include hydraulic fracturing activities. Hydraulic fracturing is typically regulated by state oil and gas commissions, but the practice continues to attract considerable public, scientific and governmental attention in certain parts of the country, resulting in increased scrutiny and regulation, including by federal agencies. Many states have adopted rules that impose new or more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing activities. For example, Colorado requires the disclosure of chemicals used in hydraulic fracturing and recently extended setback requirements for drilling activities. Local governments may also impose, or attempt to impose restrictions on the time, place, and manner in which hydraulic fracturing activities may occur. The EPA has also asserted federal regulatory authority over certain aspects of hydraulic fracturing. Additionally, certain federal and state agencies have evaluated or are evaluating potential impacts of hydraulic fracturing on drinking water sources or seismic events. These ongoing studies could spur initiatives to further regulate hydraulic fracturing or otherwise make it more difficult and costly to perform hydraulic fracturing activities. Any new or more stringent federal, state, local or other applicable legal requirements such as presidential executive orders or state or local ballot initiatives relating to hydraulic fracturing that impose restrictions, delays or cancellations in areas where we plan to operate could cause us to incur potentially significant added costs to comply with such requirements or experience delays, curtailment, or preclusion from the pursuit of exploration, development or production activities.

Our planned oil, natural gas and NGL exploration and production activities could be adversely impacted by restrictions on our ability to obtain water or dispose of produced water.

Our operations will require water for our planned oil and natural gas exploration during drilling and completion activities. Our access to water may be limited due to reasons such as prolonged drought, private third party competition for water in localized areas or our inability to acquire or maintain water sourcing permits or other rights as well as governmental regulations or restrictions adopted in the future. For example, the Governor of Colorado recently signed into law HB 1242 which places restrictions on the use of fresh water for oil and gas operations and requires oil and gas operators to report their water use. Any difficulty or restriction on locating or contractually acquiring sufficient amounts of water in an economical manner could adversely impact our planned operations.

Additionally, we must dispose of the fluids produced during oil and natural gas production, including produced water. We may choose to dispose of produced water into deep wells by means of injection, either directly ourselves or through third party contractors. While we may seek to reuse or recycle produced water instead of disposing of such water, our costs for disposing of produced water could increase significantly as a result of increased regulation or if reusing and recycling water becomes impractical. Disposal wells are regulated pursuant to the Underground Injection Control (“UIC”) program established under the federal Safe Drinking Water Act (“SDWA”) and analogous state laws. The UIC program requires permits from the EPA or an analogous state agency for construction and operation of such disposal wells, establishes minimum standards for disposal well operations, and restricts the types and quantities of fluids that may be disposed.

In recent years, wells used for the disposal by injection of flowback water or certain other oilfield fluids below ground into non-producing formations have been associated with an increased number of seismic events, with research suggesting that the link between seismic events and wastewater disposal may vary by region and local geology. The U.S. geological survey has recently identified Colorado as one of six states with the most significant hazards from induced seismicity. Concerns by the public and governmental authorities have prompted several state agencies to require operators to take certain prescriptive actions or limit disposal volumes following unusual seismic activity. The Colorado Oil and Gas Conservation Commission (“COGCC”) requires operators to monitor and evaluate for seismicity risks in certain situations. Restrictions on produced water disposal well injection activities or suspensions of such activities, whether due to the occurrence of seismic events or other regulatory actions could increase our costs to dispose of produced water and adversely impact our results of operations.

Laws and regulations pertaining to the protection of threatened and endangered species and their habitats could delay, restrict or prohibit our planned oil, natural gas, and NGL exploration and production operations and adversely affect the development and production of our reserves.

The Endangered Species Act (“ESA”) and comparable state laws protect endangered and threatened species and their habitats. Under the ESA, the U.S. Fish and Wildlife Service (“FWS”) may designate critical habitat areas that it believes are necessary for survival of species listed as threatened or endangered. Similar protections are offered to migratory birds under the MBTA. Such designations could require us to develop mitigation plans to avoid potential adverse effects to protected species and their habitats, and our oil and gas operations may be delayed, restricted or prohibited in certain locations or during certain seasons, such as breeding and nesting seasons, when those operations could have an adverse effect on the species. Moreover, the future listing of previously unprotected species as threatened or endangered in areas where we are operating in the future could cause us to incur increased costs arising from species protection measures or could result in delays, restrictions or prohibitions on our planned development and production activities.

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